EXHIBIT 99.1

AMCORE Financial, Inc. Reports 2nd Quarter Results

Delinquencies, Charge-Offs Decrease; Loan Loss Provision Lower by Nearly 75%

ROCKFORD, Ill., July 28, 2009 (GLOBE NEWSWIRE) -- AMCORE Financial, Inc. (Nasdaq:AMFI) today announced financial results for the second quarter 2009.

             (Numbers in Thousands, Except Per Share Data)

              2nd quarter 2009    1st quarter 2009    2nd quarter 2008
 Net Revenues       $47,198             $43,857             $55,559
 Net Income (Loss) ($10,724)           ($30,398)           ($20,234)
 Diluted Shares      22,768              22,683              22,614
 Diluted EPS        ($0.47)             ($1.34)             ($0.89)

AMCORE reported a net loss of ($10.7) million for second quarter 2009, compared to a net loss of ($30.4) million in the previous quarter and a net loss of ($20.2) million in the prior-year period. Loss per diluted share was ($0.47) for second quarter 2009, compared to a loss of ($1.34) in the previous quarter and a loss of ($0.89) per diluted share in second quarter 2008.

During the second quarter, AMCORE experienced a significant decrease in the rate of growth in non-performing loans, which was at its lowest level since third quarter 2007. In addition, charge-offs were at the lowest level since a year ago. As a result, AMCORE's reported loss for the quarter was two-thirds less than the previous quarter and approximately 50 percent less than a year ago.

"Our results show the benefits from the aggressive actions taken early in this recession addressing our credit issues and improving our overall operating efficiencies," said William R. McManaman, Chairman and CEO of AMCORE. "The improvements in key credit quality indicators during the quarter are the result of our hard work over the past 18 months to rebuild our credit management practices, strengthen our lending function and reduce our concentration in construction and development loans. Our corporate restructuring and other cost saving measures resulted in a 17 percent decrease in core operating costs, excluding FDIC insurance costs, compared to a year ago.

"Going forward, we continue to work to further strengthen and improve the Bank's financial condition and operations. We believe the regulators have seen the considerable progress we have made and we continue to work toward achieving the directives in the recent consent order and regulatory agreement. We are adequately capitalized at both the Bank and consolidated level. Recognizing that the economy remains challenging for banks in general and for our customers, we are committed to further improving our Company while maintaining our focus on delivering service excellence to our customers."

Headlines

 * Net Interest Income -- Net interest income was $18.7 million or
   1.59 percent of average earning assets in second quarter 2009, compared to $22.5 million or 1.94 percent of average earning assets in first quarter 2009 and $36.0 million or 3.07 percent of average earning assets in second quarter 2008. The decreases in margin from both periods were primarily due to the cost of building liquidity and the higher level of non-accrual loans.
   -- Average loan balances decreased seven percent, or $254 million, to $3.5 billion compared to first quarter 2009, while ending balances decreased $425 million, or 11 percent, to $3.4 billion from December 31, 2008.  The decreases were primarily the result of strategic actions to reduce non-relationship credits in the portfolio.
   -- Average bank issued deposits increased four percent, or $115 million, to $3.1 billion compared to first quarter 2009, while ending balances increased $222 million, or eight percent, to
      $3.1 billion from December 31, 2008. These included increases of
      $88 million and $132 million, respectively, in non-interest bearing deposits.  The increases reflect seasonal increases in public funds and the Company's efforts to increase liquidity, primarily in non-interest bearing and time deposits.
   -- Average investment securities and short-term investments increased a combined $273 million compared to first quarter 2009.
      Ending balances increased a combined $325 million from December
      31, 2008. The increases reflect the Company's efforts to
      increase liquidity.
   -- As part of its prudent liquidity management, AMCORE maintained cash equivalents and other liquid assets of approximately $650 million at quarter end compared to over $700 million for the previous quarter.
 * Provision for Loan Losses and Credit Quality -- Provision for loan losses was $17 million, a $45.7 million, or 73 percent, decrease from $62.7 million in first quarter 2009 and a $23 million, or 58 percent, decrease from $40.0 million in second quarter 2008.
   -- Non-performing loans were $416 million at June 30, 2009, compared to $402 million at March 31, 2009 and $172 million at
      June 30, 2008.  The $14 million, or three percent, net increase from first quarter 2009 was the lowest increase since third quarter 2007.
   -- Delinquencies declined by $44 million, or nearly 41 percent, to
      $62 million compared to first quarter 2009, their lowest level since third quarter 2007.
   -- Net charge-offs were $20.7 million compared to $33.6 million in first quarter 2009 and $3.3 million in second quarter 2008.  Net charge-offs for second quarter 2009 were at their lowest level since second quarter 2008.
   -- The allowance to total loans was 4.81 percent at June 30, 2009, up from 4.61 percent at March 31, 2009 and 3.44 percent at June
      30, 2008.
   -- The percentage of total non-performing loans to total loans was
      12.4 percent at June 30, 2009, up from 11.2 percent at March 31,
      2009 and 4.4 percent at June 30, 2008.  The percentage increase from first quarter 2009 was primarily due to the decline in overall loan balances.
 * Non-interest Income -- Non-interest income was $28.5 million in the second quarter 2009 compared to $21.4 million in the first quarter
   2009 and $19.5 million in the second quarter 2008.
   -- Second quarter 2009 included $12.9 million of security gains, compared to $6.9 million in first quarter 2009 and none in second quarter 2008.  The security gains helped the Company restructure its balance sheet through selected debt
      extinguishment, enhanced regulatory capital treatment and
      improved liquidity.
   -- Excluding security gains, non-interest income was up $1.2 million sequentially and down $3.9 million from the year ago quarter.  The increase from first quarter 2009 was primarily due to higher investment management and trust income and deposit service charges, which were respectively driven by improved stock market performance and increased customer activity.
 * Operating Expense -- Operating expense was $48.5 million in the second quarter 2009 compared to $39.4 million in the first quarter
   2009 and $48.3 million in the second quarter 2008.
   -- Second quarter 2009 included $5.4 million of debt extinguishment costs, $2.4 million in special FDIC insurance assessments and
      $1.9 million in severance related to the corporate restructuring announced earlier in the quarter.
   -- Excluding these costs, as well as regular FDIC insurance costs, core operating costs declined $3.7 million, or 10 percent, compared to the previous quarter and $7.1 million, or 17 percent, from the year-ago quarter. Core operating costs declined
      approximately $30 million on an annualized basis, when also excluding the prior year quarter $6.1 million goodwill write off.
   -- These reductions reflect the corporate restructuring and other cost reduction measures that the Company has taken to improve its operating efficiency.
 * Capital -- The Company at both the Bank and consolidated level remained adequately capitalized with $307 million in regulatory bank capital as of June 30, 2009.
   -- The $307 million does not include $123 million of AMCORE's loan loss reserves and $71 million of currently expected future tax benefits associated with the loan losses.  Potential future credit losses can ultimately be absorbed from these sources, but current regulatory rules limit their inclusion for calculation purposes.
   -- AMCORE's capital, plus the excluded amount of its reserves and deferred tax assets, totaled $501 million at June 30, 2009.
   -- AMCORE management has pursued, and continues to actively pursue, all capital raising activities available in today's marketplace.
      The Company has recently submitted its capital plan to the
      Office of the Comptroller of the Currency, in accordance with the June 2009 Consent Order.

Additional financial data for the Company's earnings call will be available in the presentation section of the Investor Relations page on the Company's website at www.AMCORE.com.

ABOUT AMCORE

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $4.9 billion with 73 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services. AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

FORWARD LOOKING STATEMENTS

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors -- many of which are beyond the ability of the Company to control or predict -- could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; (XIX) adverse economic or business conditions affecting specific loan portfolio types in which the Company has a concentration, such as construction, land development and other land loans; (XX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities; (XXI) possible changes in the creditworthiness of customers and value of collateral and the possible impairment of collectibility of loans;(XXII) changes in lending terms to the Company and the Bank by the Federal Reserve, Federal Home Loan Bank, or any other regulatory agency or third party; and, (XXIII) the recently enacted Emergency Economic Stabilization Act of 2008, and the various programs the U.S. Treasury and the banking regulators are implementing to address capital and liquidity issues in the banking system, all of which may have significant effects on the Company and the financial services industry, the exact nature and extent of which cannot be determined at this time.

 AMCORE Financial, Inc.
 CONSOLIDATED FINANCIAL SUMMARY
 (Unaudited)

          ------------------------------------------------------------
 ($ in 000's
  except per
  share data)                                                      2Q
 ---------                                                 2Q/1Q  09/08
 SHARE    2nd Qtr.  1st Qtr.  4th Qtr.  3rd Qtr.  2nd Qtr.  Inc   Inc
  DATA      2009      2009      2008      2008      2008   (Dec)  (Dec)
 ---------------------------------------------------------------------
 Diluted
  earnings
  per
  share   $  (0.47) $  (1.34) $  (1.42) $  (0.79) $  (0.89)  65%   47%
 Cash
  divid-
  ends    $     --  $     --  $     --  $  0.049  $  0.049    0% (100%)
 Book
  value   $   9.70  $  10.66  $  11.55  $  12.74  $  13.85   (9%) (30%)
 Average
  diluted
  shares
  outstand-
  ing       22,768    22,683    22,652    22,647    22,614    0%    1%
 Ending
  shares
  outstand-
  ing       22,869    22,738    22,682    22,655    22,648    1%    1%

 ---------
 INCOME
  STATEMENT
 ---------

 Total
  interest
  income  $ 49,425  $ 53,878  $ 61,415  $ 66,452  $ 69,088   (8%) (28%)
 Total
  interest
  expense   30,761    31,412    34,467    34,190    33,062   (2%)  (7%)
          ------------------------------------------------------------
 Net
  interest
  income    18,664    22,466    26,948    32,262    36,026  (17%) (48%)

 Provision
  for loan
  losses    17,000    62,743    57,487    48,000    40,000  (73%) (58%)

 Non-interest
  income:
  Investment
   manage-
   ment &
   trust     3,544     3,004     3,661     3,907     4,394   18%  (19%)
  Service
   charges
   on
   deposits  7,003     6,377     8,075     9,152     8,680   10%  (19%)
  Company
   owned
   life
   insur-
   ance      1,081     1,016       997     1,227     1,106    6%   (2%)
  Brokerage
   commis-
   sion        770       756       739       963     1,258    2%  (39%)
  Bankcard
   fee
   income    2,116     1,999     2,062     2,241     2,286    6%   (7%)
  Net
   security
   gains    12,867     6,911     1,008        --        --   86%    0%
  Other      1,153     1,328       383     2,755     1,809  (13%) (36%)
          ------------------------------------------------------------
 Total
  non-
  interest
  income    28,534    21,391    16,925    20,245    19,533   33%   46%

 Operating
  expenses:
  Personnel
   costs    19,106    20,806    21,171    21,328    22,039   (8%) (13%)
  Net
   occupancy
   & equip-
   ment      6,049     6,467     6,677     6,469     6,469   (6%)  (6%)
  Data
   proces-
   sing        617       791       733       715       763  (22%) (19%)
  Profes-
   sional
   fees      1,521     1,878     2,141     1,981     1,955  (19%) (22%)
  Insurance
   expense   7,853     2,411     1,453     1,255     1,523  226%   N/M
  Communic-
   ation     1,056     1,150     1,176     1,318     1,301   (8%) (19%)
  Loan
   processing
   and
   collection
   expense   2,998     2,054     2,150     1,262     2,168   46%   38%
  Provision
   for
   unfunded
   commit-
   ment
   losses       81       298     1,443       257      (193) (73%)(142%)
  Other      9,259     3,586     3,990     3,779    12,292  158%  (25%)
          ------------------------------------------------------------
 Total
  operating
  expenses  48,540    39,441    40,934    38,364    48,317   23%    0%
          ------------------------------------------------------------

 Loss
  before
  income
  taxes    (18,342)  (58,327)  (54,548)  (33,857)  (32,758)  69%   44%
   Income
    tax
    benefit (7,618)  (27,929)  (22,429)  (15,870)  (12,524) (73%) (39%)
          ------------------------------------------------------------
 Net Loss $(10,724) $(30,398) $(32,119) $(17,987) $(20,234)  65%   47%
          ============================================================

 ---------------------------------------------------------------------
 KEY                                                       Basis Basis
  RATIOS  2nd Qtr.  1st Qtr.  4th Qtr.  3rd Qtr.  2nd Qtr. Point Point
  AND DATA  2009      2009      2008      2008      2008  Change Change
 ---------------------------------------------------------------------

 Net
  interest
  margin
  (FTE)       1.59%     1.94%     2.37%     2.76%     3.07%  (35) (148)

 Return on
  average
  assets     -0.84%    -2.40%    -2.54%    -1.40%    -1.58%  156    74
 Return on
  average
  equity    -18.14%   -48.24%   -44.78%   -22.77%   -23.54%  N/M   N/M
 Efficiency
  ratio     102.84%    89.93%    93.30%    73.06%    86.97%  N/M   N/M
 Equity/
  assets
  (end of
  period)     4.54%     4.58%     5.21%     5.76%     6.06%   (4) (152)

 Allowance
  to loans
  (end of
  period)     4.81%     4.61%     3.60%     3.54%     3.44%   20   137
 Allowance
  to non-
  accrual
  loans         39%       42%       45%       71%       78% (311)  N/M
 Allowance
  to non-
  performing
  loans         39%       41%       44%       70%       78% (233)  N/M
 Non-
  accrual
  loans to
  loans      12.31%    10.93%     8.03%     4.99%     4.40%  138   N/M
 Non-
  performing
  assets to
  total
  assets      9.01%     7.88%     6.56%     4.03%     3.50%  113   N/M

 ($ in
  millions)
 Total
  assets
  under
  adminis-
  tration $  1,967  $  1,882  $  1,999  $  2,247  $  2,458    5%  (20%)
 Mortgage
  loans
  closed  $     97  $    113  $     27  $     38  $     72  (14%)  35%

 N/M = not meaningful

 AMCORE Financial, Inc.
 CONSOLIDATED FINANCIAL SUMMARY (cont.)
 (Unaudited)

                        ----------------------------------------------
 ($ in 000's)
 ----------------------- 2nd Qtr.    1st Qtr.    4th Qtr.     3rd Qtr.
 AVERAGE BALANCE SHEET     2009        2009        2008         2008
 ---------------------------------------------------------------------
 Assets:
 Investment
  securities, at cost   $  828,945  $  725,592  $  846,415  $  882,289
 Short-term investments    512,465     343,098      29,590      96,027
 Loans held for sale        12,501      14,671       2,862       4,523
 Loans:  Commercial        679,581     739,413     773,736     765,776
   Commercial
    real estate          2,030,676   2,180,385   2,222,806   2,234,286
   Residential
    real estate            428,024     441,809     445,372     445,837
   Consumer                343,565     373,946     369,654     361,107
                        ----------------------------------------------
  Total loans           $3,481,846  $3,735,553  $3,811,568  $3,807,006
                        ----------------------------------------------
  Total earning assets  $4,835,757  $4,818,914  $4,690,435  $4,789,845

 Allowance for
  loan losses             (167,281)   (149,186)   (133,968)   (123,693)
 Goodwill                       --          --          --          --
 Other non-earning
  assets                   476,026     456,670     470,556     438,972
                        ----------------------------------------------
  Total assets          $5,144,502  $5,126,398  $5,027,023  $5,105,124
                        ==============================================
 Liabilities and
  Stockholders' Equity:
 Non-interest bearing
  deposits              $  569,508  $  481,486  $  453,717  $  476,378
 Interest bearing
  deposits                 990,234   1,111,332   1,223,287   1,462,149
 Time deposits           1,545,345   1,397,213   1,151,156   1,048,560
                        ----------------------------------------------
  Total bank issued
   deposits             $3,105,087  $2,990,031  $2,828,160  $2,987,087
                        ----------------------------------------------
 Wholesale deposits      1,254,068   1,139,003   1,018,975     887,366
 Short-term borrowings     224,225     351,232     446,041     510,945
 Long-term borrowings      263,480     353,102     403,632     350,035
                        ----------------------------------------------
  Total wholesale
   funding              $1,741,773  $1,843,337  $1,868,648  $1,748,346
                        ----------------------------------------------
  Total interest
   bearing liabilities   4,277,352   4,351,882   4,243,091   4,259,055
                        ----------------------------------------------
 Other liabilities          60,569      37,487      44,843      55,456
                        ----------------------------------------------
  Total liabilities     $4,907,429  $4,870,855  $4,741,651  $4,790,889
                        ----------------------------------------------
 Stockholders' equity      236,610     262,464     297,392     320,549
 Other comprehensive
  (loss) income                463      (6,921)    (12,020)     (6,314)
                        ----------------------------------------------
    Total stockholders'
     equity                237,073     255,543     285,372     314,235
                        ----------------------------------------------
    Total liabilities &
     stockholders'
     equity             $5,144,502  $5,126,398  $5,027,023  $5,105,124
                        ==============================================

 -----------------------
 CREDIT QUALITY
 -----------------------
 Ending allowance for
  loan losses           $  161,650  $  165,577  $  136,412  $  134,833
 Net charge-offs            20,677      33,578      55,908      26,757
 Net charge-offs to avg
  loans (annualized)         2.38%       3.65%       5.84%       2.80%
 Non-performing assets:
  Non-accrual loans     $  413,762  $  392,510  $  304,176  $  190,135
  Loans 90 days past due
   & still accruing          1,609       8,784       8,889       1,267
  Troubled debt
   restructured loans
   (TDRs)                      748         811          --          --
                        ----------------------------------------------
   Total non-performing
    loans                  416,119     402,105     313,065     191,402
  Foreclosed real estate    24,116      14,996      16,899      10,224
  Other foreclosed
   assets                      132         237         224         393
                        ----------------------------------------------
   Total non-performing
    assets              $  440,367  $  417,338  $  330,188  $  202,019
                        ==============================================

                        ----------------------------------------------
 ($ in 000's)
 ----------------------- 2nd Qtr.      2Q/1Q     2Q 09/08     Ending
 AVERAGE BALANCE SHEET     2008      Inc(Dec)    Inc(Dec)    Balances
 ---------------------------------------------------------------------
 Assets:
 Investment securities,
  at cost               $  893,769         14%         (7%) $  965,831
 Short-term investments     18,992         49%         N/M     230,538
 Loans held for sale         7,811        (15%)        60%      11,428
 Loans:  Commercial        785,912         (8%)       (14%)    641,120
   Commercial
    real estate          2,310,215         (7%)       (12%)  1,973,227
   Residential
    real estate            455,929         (3%)        (6%)    414,677
   Consumer                344,787         (8%)        (0%)    331,677
                        ----------------------------------------------
  Total loans           $3,896,843         (7%)       (11%) $3,360,701
                        ----------------------------------------------
  Total earning assets  $4,817,415          0%          0%  $4,568,498

 Allowance for
  loan losses              (99,197)        12%         69%    (161,650)
 Goodwill                    6,081          0%       (100%)         --
 Other non-earning
  assets                   424,046          4%         12%     479,010
                        ----------------------------------------------
  Total assets          $5,148,345          0%         (0%) $4,885,858
                        ==============================================
 Liabilities and
  Stockholders' Equity:
 Non-interest bearing
  deposits              $  492,882         18%         16%  $  597,317
 Interest bearing
  deposits               1,781,361        (11%)       (44%)    932,976
 Time deposits             944,914         11%         64%   1,528,814
                        ----------------------------------------------
  Total bank issued
   deposits             $3,219,157          4%         (4%) $3,059,107
                        ----------------------------------------------
 Wholesale deposits        683,246         10%         84%   1,161,710
 Short-term borrowings     480,092        (36%)       (53%)    149,034
 Long-term borrowings      364,277        (25%)       (28%)    229,625
                        ----------------------------------------------
  Total wholesale
   funding              $1,527,615         (6%)        14%  $1,540,369
                        ----------------------------------------------
  Total interest bearing
   liabilities           4,253,890         (2%)         1%   4,002,159
                        ----------------------------------------------
 Other liabilities          55,914         62%          8%      64,499
                        ----------------------------------------------
  Total liabilities     $4,802,686          1%          2%  $4,663,975
                        ----------------------------------------------
 Stockholders' equity      345,498        (10%)       (32%)    228,843
 Other comprehensive
  (loss) income                161       (107%)       188%      (6,960)
                        ----------------------------------------------
  Total stockholders'
   equity                  345,659         (7%)       (31%)    221,883
                        ----------------------------------------------
  Total liabilities &
   stockholders'
   equity               $5,148,345          0%         (0%) $4,885,858
                        ==============================================

 -----------------------
 CREDIT QUALITY
 -----------------------
 Ending allowance for
  loan losses           $  133,393         (2%)        21%
 Net charge-offs             3,339        (38%)        N/M
 Net charge-offs to avg
  loans (annualized)         0.34%        (35%)        N/M
 Non-performing assets:
  Non-accrual loans     $  170,910          5%        142%
  Loans 90 days past due
   & still accruing            894        (82%)        80%
  Troubled debt
   restructured loans
   (TDRs)                       --         (8%)         0%
                        ----------------------------------
   Total non-performing
    loans                  171,804          3%        142%
  Foreclosed real estate     8,906         61%        171%
  Other foreclosed
   assets                      257        (44%)       (49%)
                        ----------------------------------
   Total non-performing
    assets              $  180,967          6%        143%
                        ==================================

                         -----------------------------------------------
 ----------------------- 2nd Qtr.  1st Qtr.  4th Qtr.  3rd Qtr. 2nd Qtr.
 YIELD AND RATE ANALYSIS   2009      2009      2008      2008     2008
 -----------------------------------------------------------------------
 Assets:
 Investment securities
  (FTE)                    2.95%     4.47%     4.80%     4.65%     4.70%
 Short-term investments    0.25%     0.23%     1.83%     1.95%     2.16%
 Loans held for sale       4.44%     4.50%     7.59%     6.85%     5.96%
 Loans:  Commercial        4.48%     4.33%     5.01%     5.64%     5.92%
   Commercial real
    estate                 4.71%     4.75%     5.13%     5.70%     5.94%
   Residential real
    estate                 4.92%     5.02%     5.48%     5.79%     5.94%
   Consumer                7.66%     7.72%     7.92%     7.87%     7.90%
                        ------------------------------------------------
  Total loans (FTE)        4.98%     5.00%     5.42%     5.90%     6.11%
                        ------------------------------------------------
  Total interest earning
   assets (FTE)            4.13%     4.58%     5.29%     5.60%     5.83%
                        ================================================
 Liabilities:
 Interest bearing
  deposits                 0.37%     0.53%     1.03%     1.42%     1.63%
 Time deposits             3.38%     3.42%     3.68%     3.79%     3.99%
                        ------------------------------------------------
  Total bank issued
   deposits                2.20%     2.14%     2.31%     2.41%     2.45%
                        ------------------------------------------------
 Wholesale deposits        3.97%     4.29%     4.58%     4.61%     4.66%
 Short-term borrowings     1.95%     2.52%     3.18%     3.25%     3.20%
 Long-term borrowings      4.98%     4.45%     5.21%     5.05%     5.22%
                        ------------------------------------------------
  Total wholesale
   funding                 3.87%     3.98%     4.38%     4.30%     4.32%
                        ------------------------------------------------
  Total interest bearing
   liabilities             2.88%     2.92%     3.22%     3.19%     3.12%
                        ================================================
 Net interest spread       1.25%     1.66%     2.07%     2.41%     2.71%
 Net interest margin
  (FTE)                    1.59%     1.94%     2.37%     2.76%     3.07%
                        ================================================

 FTE adjustment (000's) $   435   $   665   $   834   $   844   $    803

 N/M = not meaningful

CONTACT:  AMCORE Financial, Inc.
          For media inquiries:
          Katherine Taylor, Investor Relations Manager
            815-961-7164
          For financial inquiries:
          Judith Carre Sutfin, Executive Vice President and CFO
            815-961-7081